EXHIBIT 3(C)

                                State of Delaware

                     Office of the Secretary of State PAGE 1

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE. DO HEREBY CERTIFY THE ATTACHED IS ATRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TELEBYTE TECHNOLOGY, INC.", FILED IN THIS OFFICE ON
THE TWENTY-FIFTH DAY OF JUNE, A.D. 1999, AT 3:25 P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

                3062014 8100 Edward J. Freel, Secretary of State
                       991260720 Authentication: 9831755
                                 DATE: 06-28-99


                                STATE OF DELAWARE

                               SECRETARY OF STATE

                            DIVISION OF CORPORATIONS

                             FILED 03:25 PM 06/25/99

                                991260720-3062014

                         CERTIFICATE OF INCORPORATION

                                       OF

                            TELEBYTE TECHNOLOGY, INC.

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the state of Delaware, does hereby set forth as follows:

         FIRST:   The name of the corporation is:
                           TELEBYTE TECHNOLOGY, INC.
         SECOND: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware. FOURTH: The corporation shall be authorized to issue the following shares:

         Class                              Number of Shares  Par Value

         COMMON                     9,000,000                 $0.01
         PREFERRED                             100,000                 $0.01
         FIFTH: The name and address of the incorporator are as follows:

         NAME                                        ADDRESS

         Michael A. Barr                             10 Bank Street
                                                    White Plains, New York 10606

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and its directors and stockholders:

(1) The number of directors of the corporation shall be such as form time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the By-Laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders:

(a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stock holders.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stock holders called for the purpose of considering such an act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware as amended from time to time, and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting, (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all stockholders as though it had been approved, ratified,or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest,or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a directors, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) a acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such sections grant the corporation the power to indemnify.

         EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title B of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourth (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement ant to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, an all rights and powers conferred herein on stockholders, directors and officers subject to this reserved power.


         IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this twenty-fourth day of June 1999.

                                                  S/MICHAEL A. BARR
                                                  ---------------
                                                  Michael A. Barr, Incorporator

EXHIBIT 3(D)

                                    BY-LAWS

                                       OF

                            TELEBYTE TECHNOLOGY, INC.

                                    ARTICLE I

                                     OFFICES

                  SECTION 1.     REGISTERED OFFICE. -      The registered office
shall be established and maintained at c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901 and United Corporate Services, Inc. shall be the registered agent of this corporation in charge thereof.

                  SECTION 2.     OTHER OFFICES. -          The corporation may
have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from timeto time appoint or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. ANNUAL MEETINGS. - Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting.

                  If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

                  SECTION 2. OTHER MEETINGS. - Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

                  SECTION 3. VOTING. - Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provided for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

                  A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for ay purpose germane to the meting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 4. QUORUM. - Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, or stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally notices; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote the meeting.

                  SECTION 5.                SPECIAL MEETINGS. -        Special
meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors.

                  SECTION 6. NOTICE OF MEETINGS. - Written notice, stating the place, date and time of the meting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

                  SECTION 7. ACTION WITHOUT MEETING. - Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by les than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1.                NUMBER AND TERM. -       Then number
of directors shall be three (3). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

                  SECTION 2. RESIGNATIONS. - Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  SECTION 3. VACANIES. - If the office of any director, member of a committee or other officer becomes vacant, the remaining director sin office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

                  SECTION 4. REMOVAL. - Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

                  SECTION 5. INCREASE OF NUMBER. - The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

                  SECTION 6.                POWERS. -     The Board of Directors
shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

                  SECTION 7. COMMITTEES. - The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or no the or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Any such committee, to the extend provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  SECTION 8. MEETINGS. - The newly elected Board of Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

                  Unless restricted by the incorporation document or elsewhere in these By-Laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person such meeting.

                  Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. The chairman of the Board or the President or Secretary may call, and if requested by any two directors, must call a special meeting of the Board and give five days' notice by mail, or two days' notice personally or by telegraph or cable to each director. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

                  SECTION 9. QUORUM. - A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

                  SECTION 10. COMPENSATION. - Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in ay other capacity as an officer, agent or otherwise, and receiving compensation therefore.

                  SECTION 11. ACTION WITHOUT MEETING. - Any action required or permitted to be taken at any meeting of the board of Directors, or any committees thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. OFFICERS. - The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers, as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the board of Directors after each annual meeting. More than two offices may be held by the same person.

                  SECTION 2. OTHER OFFICERS AND AGENTS. - The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  SECTION 3.                CHAIRMAN. -       The Chairman of
the board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION 4. PRESIDENT. - The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and usually vested in the office of President of a corporation. He shall preside at al meetings of the stockholders if present thereat, and in the absence of non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or Assistant Secretary or an Assistant Treasurer.

                  SECTION 5.                VICE-PRESIDENT.   -        Each Vice
-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

                  SECTION 6. TREASURER. - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

                  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors a the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

                  SECTION 7. SECRETARY. - The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by the law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

                  SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. - Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 1. CERTIFICATES OF STOCK. - A certificate of stock, signed by the Chairman or Vice-Chairman of the board of Directors, if they be elected, President or Vice-president, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

                  SECTION 2. LOST CERTIFICATES. - A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim hat may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

                  SECTION 3. TRANSFER OF SHARES. - The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                  SECTION 4. STOCKHOLDERS RECORD DATE. - (A) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. A determination of stockholders of record entitled to notice of or to vote at a meting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                  (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record ate shall not precede the date upon which the resolution fixing the record is adopted by the board of directors.

                  (c)  In  order  that  the   corporation   may   determine  the
         stockholders entitled to receive payment of any dividend or other distribution or allotment of ay rights or the stockholders entitled exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record sate, which record date shall not precede the date upon which the resolution fixing the record date is adopted.

                  SECTION 5. DIVIDENDS. - Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve d\fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem condusive to the interests of the corporation.

                           SECTION 6.                SEAL. -  The corporate seal
shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "Corporate Seal, Delaware, 1999". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                           SECTION 7.                FISCAL YEAR. -    The
fiscal year of the corporation shall be determined by resolution of the Board of Directors.

                           SECTION 8.                CHECKS. -       All checks,
drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from timeto time by resolution of the Board of Directors.

                           SECTION 9.               NOTICE AND WAIVER OF NOTICE.
 - Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage, prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

                           Whenever any notice whatever is required to be given
under the provisions of any law,
or under the provisions of the Certificate of Incorporation of the corporation of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                                         ARTICLE VI

                                                         AMENDMENTS

                  These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-Law or By-Laws to be made, be contained in the notice of such special meeting.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

EXHIBIT 3(E)


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                TELEBYTE TECHNOLOGY, INC. (a Nevada corporation)

                                      INTO

               TELEBYTE TECHNOLOGY, INC. (a Delaware corporation)

 Pursuant to Section 253 of the General Corporation Law of the State of Delaware

         Telebyte Technology, Inc., a corporation organized and existing under the laws of the State of Nevada
("Telebyte Nevada"), DOES HEREBY CERTIFY:

         FIRST: Telebyte Nevada was incorporated on May 19, 1987, pursuant to Chapter 78 of the Nevada Revised Statutes, the provisions of which permit the merger of a corporation of another and a corporation organized and existing under the laws of Nevada.

         SECOND: Telebyte Nevada owns all of the outstanding shares of Common Stock of Telebyte Technology,Inc., a corporation incorporated on une 25, 1999 pursuant to the General Corporation Law of the State of Delaware (Telebyte Delaware").

         THIRD: The Board of Directors of Telebyte Nevada, by the following resolutions duly adopted at a meeting held on April 16, 1999, determined to merge Telebyte Nevada with and into a corporation to be formed as a Delaware corporation and a wholly-owned subsidiary of Telebyte Nevada, and to effect an amendment to the Certificate of Incorporation of said corporation, changing the name of said corporation to "Telebyte, Inc." as follows:

         "RESOLVED, that the Corporation effect a change in its corporate domicile from Nevada to Delaware and, in connection therewith, enter into an Agreement and Plan of Merger with Telebyte Technology, Inc. ("Telebyte Delaware"), a corporation to be formed as a Delaware corporation and a wholly owned subsidiary of the Corporation, pursuant to which the Corporation shall merge with and into Telebyte Delaware (the "Merger")."

         "RESOLVED, that the Certificate of Incorporation of Telebyte Delaware as in effect on the effective date of the Merger shall continue in full force and effect as the Certificate of Incorporation of Telebyte Delaware, except that, upon the effective date of the Merger, Article I thereof shall be amended to read as follows: `The name of the corporation is Telebyte, Inc.'"

         RESOLVED, that the shares of Common Stock of Telebyte Nevada issued and outstanding on the effective date of the Merger shall, by virtue of the Merger and without any action on the part of either the holders of such shares or of Telebyte Delaware, be converted into fully paid and nonassesable share of Common Stock, par value $.01 per share, of Telebyte Delaware on the basis of one share of Common Stock of Telebyte Delaware for each one share of Common Stock of Telebyte Nevada;
         provided, however, that, after the effective date of the Merger, holders of certificates representing shares of Common Stock of Telebyte Nevada shall be entitled to receive, upon surrender of such certificates at the principal office of the Corporation, certificates for the number of shares of Common Stock of Telebyte Delaware equal to the number of shares of Common Stock of Telebyte Nevada represented by the certificates so surrendered."

         FOURTH: The merger has been adopted, approved, certified, executed and acknowledged by Telebyte Nevada in accordance with the laws of the State of Nevada.

         IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under penalty of perjury, this 25th day of June 1999.

                                                     TELEBYTE TECHNOLOGY, INC.
                                                     (a Nevada corporation)


                                                By:_____________________________
                                                         Kenneth S. Schneider,
                                                         Chief Executive Officer